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                                                                   EXHIBIT 10.21

                                  COMPANY NOTE
                                  ------------

$2,000,000                                 Oklahoma City, Oklahoma

     FOR VALUE RECEIVED, Climate Master, Inc. (the "Maker"), promises to pay to the order of the Oklahoma County Finance Authority, an Oklahoma public trust (the "Authority"), or any subsequent holder or. holders of this Note (the Authority and any subsequent holder or holders are hereinafter referred to as the "Holder"), at the offices of the Authority, or at such other place as may be designated in writing by the Holder, the principal sum of Two Million Dollars ($2,000,000), or so much thereof as shall be disbursed, together with interest thereon at the rate hereinafter specified, payable as set forth herein.

     As used herein, the following terms shall have the meanings indicated:

     Note Rate shall mean a variable rate of interest per annum equal to the
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variable rate of interest per annum, payable by The Oklahoma Industrial Finance
Authority a body corporate and politic, and an instrumentality, agency and department of the State of Oklahoma, on its $10,000,000 Taxable General Obligation industrial Finance Bonds, Series P (the "Series P Bonds"), (3%) with a minimum interest rate of ten percent (10%). From and after the date hereof until August 1, 1989, interest shall accrue at an initial interest rate of 12.9% adjustable as herein provided. The Note Rate and the amount of Maker's required payments hereunder shall be adjusted (upward or downward) on August 1, 1989, and on the first (1st) day of every third (3rd) month thereafter (referred to herein after as the "Payment Adjustment Date"); provided, however, that in no event shall the Note Rate or the interest cost on this Note exceed any statutory limitation, [currently fourteen percent (14%)]. Prior to any change in the Note Rate, the Maker and the Authority shall be mailed notice in writing by the Holder by first class mail at the addresses then on file at the offices of the Holder at least one (1) day prior to the end of the then effective Note Rate period, but any failure in respect of such mailing will not affect the validity of such notice of Note Rate change, nor shall the Holder be liable or responsible for any such failure of mailing and/or the failure of the Maker or the Authority to receive such notice, absent gross negligence or fraud. Such notice shall specify the effective dates of the new Note Rate and the amount of interest due and payable on the succeeding payment dates during the ensuing designated period. Further, such Note Rate shall prevail until written notice to the contrary has been mailed by the Holder to the Maker and the Authority or until final maturity of this Note.

     Loan Agreement shall mean the Project Loan Agreement dated as of July 1,
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1989 by and between the Authority and the Maker relating to the disbursement of the loan evidenced by this Note. At the option of the Holder, a default under the Project Loan Agreement shall constitute a default under this Note.
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     Commencing on the lst day of September, 1989, and on the 1st day of each calendar month thereafter, interest shall be paid on the unpaid principal balance of this Note based upon the amount actually funded.

     Commencing on the 1st day of September, 1989, and continuing on the lst day of each calendar month thereafter, principal shall be paid in fifty-six (56) consecutive equal monthly installments.

     The last monthly payment of principal and interest, due on May 1, 1994, will be in the then remaining balance of principal and interest. Each of the foregoing payments of interest and principal shall be applied first to the payment of any unpaid interest hereunder at the Note Rate, and the balance, if any, shall be applied to the principal sum.

     Subject to the provisions of the Loan Agreement, the right is reserved to prepay this Note, in whole or in part, provided that the prepayment is made on a regularly scheduled principal and interest installment payment date. Any full or partial prepayment shall apply to (i) costs and expenses of the Holder in effecting the prepayment; (ii) interest to accrue to the repayment date thereof and not previously paid; (iii) the principal amount of this Note.

     Holder will provide Maker with notice and thirty (30) days' opportunity to cure any non-monetary default and fifteen (15) days' opportunity to cure any monetary default. While any default exists hereunder all sums herein promised to be paid shall bear interest at the rate equal to fourteen percent (14%) per annum, but not more than the Maximum Rate, (as defined below), provided, that any default interest so required to be paid when added to all other interest paid to date under this Note, shall not result in this Company Note bearing an interest rate in excess of the Maximum Rate. Such default interest shall accrue from the date of default to the date on which such default is cured to the satisfaction of the Holder. All past due sums will be paid at the time of and as a condition precedent to the curing of any default hereunder. During the existence of any such default, the Holder may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing any such indebtedness as the Holder may determine.

     Subject to the maximum interest rate permitted to be paid by public trusts pursuant to Title 60 Oklahoma Statutes 1981, Section 176(e), (the "Maximum Rate"), the Holder may collect a late charge equal to four cents (.04) on each dollar of each payment which is not paid within ten (10) days from the due date thereof, for the, purposes of covering the extra expenses involved in handling delinquent installments. This late charge provision shall not be applicable in the event the Holder, at its option, elects to

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receive interest at the increased rate as previously provided in the event of default.

     Payment of this Note is secured by a Mortgage with Power of Sale of Tenant's Interest in Lease (the "Mortgage") a Security Agreement and other security instruments covering property located in Oklahoma County, Oklahoma, and this Note is to be construed according to the laws of the State of Oklahoma.

     Upon an Event of Default as defined in the Project Loan Agreement, in any of the terms or conditions of this Note, the Project Loan Agreement, Mortgage, Security Agreement, or any other instrument securing payment of this Note, at the option of the Holder, the entire indebtedness hereby evidenced shall in accordance with the terms of the Project Loan Agreement related hereto, become due, payable and collectible then or thereafter as the Holder may elect, regardless of the date of maturity hereof. Notice of the exercise of such option is hereby expressly waived.

     The Maker agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Holder's rights hereunder, the Maker will pay to the Holder its reasonable attorney's fees, together with all court cost, and other expenses paid by such Holder.

     It is the intent of the Holder and the Maker to conform strictly to the usury laws of the State of Oklahoma, and any interest on the principal sum hereof in excess of that allowed by such usury laws shall be subject to reduction to the maximum amount of interest allowed under such laws. If any interest in excess of the maximum amount of interest allowable by such usury laws is inadvertently paid to the Holder, at any time, any such excess interest shall be refunded by the Holder to the party or parties entitled to the same after receiving notice of payments of such excess interest.

     The Maker and the endorsers, sureties, guarantors, and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Such parties consent to any extension of time of payment hereof, whether one or more, any renewal hereof, whether one or more, and any release of any party liable for payment of this obligation. Any such extension, renewal or release may be made without notice to any such party and without discharging such party's liability hereunder.

     The records of the Holder shall be prima facie evidence of the amount owing on this Note.

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     IN WITNESS WHEREOF, the Maker has executed this instrument as of this 14th day of July, 1989.

                              CLIMATE MASTER, INC.


                              By:   /s/ Tony M. Shelby
                                    ------------------
                                    Vice President
                                    ----

ATTEST:

/s/ James J. Gray
-----------------
Ass't Secretary
-----

(SEAL)


                                  ENDORSEMENT
                                  -----------

     Pay without recourse to the order of The Oklahoma Industrial Finance Authority.

     July 14, 1989.

                              OKLAHOMA COUNTY FINANCE AUTHORITY,
                              An Oklahoma Public Trust

                              By: /s/ Vincent P. Cotter
                                  ---------------------
                                    Chairman

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                              TRUSTEES' DISCLAIMER
                              --------------------

     This instrument is endorsed by the Trustees or officers of both of the Oklahoma County Finance Authority in their capacities as such Trustees or officers. By the acceptance of this instrument, any holder or holders hereof agree that no trustee or officer of the Authority shall be personally liable for the payment of any claim or the performance of any obligation hereunder and that the holder will seek recourse only against the original maker, its guarantors, successors and assigns, and any collateral pledged or mortgaged to secure the indebtedness evidenced by this Note. Reference is made to the Trust Indenture of the Authority, dated May 9, 1983, a copy of which has been filed in the office of the County Clerk, Oklahoma County, State of Oklahoma, and the office of the Secretary of State, State of Oklahoma.

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